EXHIBIT 3.2





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                           CHEMICAL LEAMAN CORPORATION

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                                     BY-LAWS
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                                    ARTICLE I

                                     OFFICES

         Section 1.01 Registered Office. The location and post office address of the registered office of the Corporation in Pennsylvania shall be as specified in the Articles of Incorporation.

         Section 1.02 Other Offices. The Corporation shall also have offices at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint and the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 2.01 Place of Meetings. All meetings of the shareholders shall be held at such place, within or without the Commonwealth, as may be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

         Section 2.02 Date of Annual Meetings. An annual meeting of the shareholders, commencing with the year 1978, shall be held in each calendar year on such day and at such time and place as the Board of Directors shall fix, at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Any business may be transacted at the annual meeting, irrespective of whether the notice of such meeting contains a reference thereto, except as otherwise provided in these By-Laws or by statute.

         Section 2.03 Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise Prescribed by statute, may be called at any time by the Chairman of the Board or the President or a majority of the Board of Directors, or shareholders entitled to cast at least one quarter of the votes which all shareholders are entitled to cast at the Particular meeting, upon written request delivered to the Secretary of the Corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the



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duty of the Secretary to call a special meeting of the shareholders to be held at such time, not more than sixty days after the receipt of the request, as the Secretary may fix. If the Secretary shall neglect or refuse to issue such call, the person or persons making the request may issue the call. Business transacted at all special meetings of shareholders shall be limited to the purposes stated in the notice.

         Section 2.04 Notice. Written notice of every meeting of the shareholders, specifying the place, date and hour and the general nature of the business of the meeting, shall be given either personally or by mail or by telegram at least ten days prior to the meeting, unless a greater period of notice is required by statute, to each shareholder entitled to vote thereat.

         Section 2.05 List of Shareholders. The officer or agent having charge of the transfer books for shares of the Corporation shall prepare and make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

         Section 2.06 Quorum. A shareholder's meeting duly called shall not be organized for the transaction of business unless a quorum is present. Unless provided otherwise by statute, the Articles of Incorporation, or these By-Laws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall be requisite and shall constitute a quorum for the purpose of considering such matter. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting of the shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or represented any business may be


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transacted which might have been transacted at the meeting as originally notified.

         Section 2.07 Voting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Except as otherwise provided by statute, or in the Articles of Incorporation, every shareholder of record shall have the right, at every shareholders' meeting, to one vote for every share standing in his name on the books of the Corporation. Every shareholder may vote in person or by proxy as provided by law. The shareholders shall not have the right of cumulative voting in the elections of directors.

         Section 2.08 Conference Telephone. One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         Section 2.09 Informal Action. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

         Section 2.10 Judges of Election. In advance of any meeting of shareholders, the Board of Directors may appoint Judges of Election, who need not be shareholders, to act at such meeting or any adjournment thereof. If Judges of Election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of Judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three Judges are to be appointed. No person who is a candidate for office shall act as a Judge. If there are three Judges of Election the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

         Section 2.11 Manner of Voting. All elections and votes by shareholders shall be viva voce unless otherwise


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required by law, or unless any shareholder shall file with the Secretary of the meeting a written request that such election or vote shall be by ballot.

         Section 2.12 Partial Written Consent. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary of the Corporation. An action taken pursuant to this section shall not become effective until at least ten (10) days' written notice has been given to each shareholder entitled to vote thereon who has not consented thereto.

                                   ARTICLE III

                                    DIRECTORS

         Section 3.01 Number of Directors. The Board of Directors shall consist of not less than three or more than fifteen directors, as shall be determined from time to time by resolution of the Board of Directors subject to the power of the stockholders to change such action by the Directors.

         Section 3.02 Election. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.03 of this Article, and each director shall hold office until his successor is elected and qualified or until his death, resignation or removal. Directors need not be shareholders.

         Section 3.03 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the remaining members of the board, though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

         Section 3.04 Powers. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised and done by the shareholders.


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         Section 3.05 Meetinqs. The Board of Directors may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania.

         Section 3.06 First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the Annual meeting of shareholders at which such directors are elected and no notice of such meeting shall be necessary or the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors. At such regular annual meeting the Board of Directors shall organize itself and elect the officers of the Corporation for the ensuing year and may transact any other business.

         Section 3.07 Regular Meetinqs. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be designated by the directors.

         Section 3.08 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day's notice to each director, given either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or the President or the Secretary in like manner and on like notice on the written request of one director.

         Section 3.09 Quorum. At all meetings of the Board of Directors a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors at a meeting at which a quorum is present shall be the acts of the Board of Directors. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.

         Section 3.10 Conference Telephone. One or more directors may participate in a meeting of the Board of Directors (or a committee thereof) by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         Section 3.11 Informal Action. Any action which may be taken at a meeting of the directors or the members of the executive committee may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all the directors or the members of


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the executive committee, as the case may be, and shall be filed with the secretary of the Corporation.

         Section 3.12 Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided by resolution of the Board of Directors, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation. Vacancies in the membership of any committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Each Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

         Section 3.13 Compensation. The Directors shall receive such compensation for their services as the Board of Directors in its discretion may determine; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                               OFFICERS AND AGENTS

         Section 4.01 Titles. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, an Executive Vice President, a Secretary and a Treasurer. The board may also elect, at its discretion, one or more vice presidents, assistant secretaries and assistant treasurers, and such other officers, agents, trustees and fiduciaries as it shall deem appropriate, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Chairman of the Board, President, Executive Vice President and Secretary shall be natural persons of full age; the Treasurer may be a corporation but, if a natural person, shall be of full age. Any number of the aforesaid offices may be held by the same person.

         Section 4.02 Election of Officers. The Board of Directors, immediately after each annual meeting of shareholders, shall elect a Chairman of the Board, a President, an Executive Vice President, a Secretary and a Treasurer, who need not be members of the Board of Directors.


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         Section 4.03 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

         Section 4.04 Terms of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                                    ARTICLE V

                               DUTIES OF OFFICERS

         Section 5.01 Chairman of the Board. The Chairman of the Board shall in general supervise the business and affairs of the Corporation. He shall be ex-officio a member of all standing committees; shall preside at all meetings of the stockholders and of the Board of Directors: may execute, with the Secretary or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation; and shall perform such other duties as the Board of Directors may from time to time request.

         Section 5.02 The President. The President shall be the chief executive officer of the Corporation and shall direct all of the business and affairs of the Corporation. He shall be ex-officio a member of all standing committees, shall have general powers of supervision and management, see that all orders and resolutions of the Board are carried out, have general superintendence and direction over all other officers of the Corporation, and shall see that their duties are properly performed. He may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board or the Board of Directors.

         Section 5.03 Executive Vice President and Vice Presidents. The Executive Vice President shall be the chief operating officer of the Corporation and shall, in general, supervise and control the daily operations of the Corporation. The Executive Vice President and any Vice President may sign with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as may from time to time be assigned to them by the Chairman of the Board or the President, or by the Board of Directors.


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         Section 5.04 Secretary. The Secretary shall: keep the minutes of all meetings of the stockholders and of the Board of Directors; see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; sign with the Chairman of the Board, or the President, or Executive Vice President, or any Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the Corporation; and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board or President, or by the Board of Directors.

         Section 5.05 Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board or President, or by the Board of Directors.

         Section 5.06 Assistant Secretaries and Assistant Treasurers. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board or President, or by the Board of Directors.

         Section 5.07 Duties of Officers May be Delegated. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer, or to any Director, for the time being; provided a majority of the entire Board concur therein.


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                                   ARTICLE VI

                             SHARES OF CAPITAL STOCK

         Section 6.01 Right to Certificate. Every shareholder of record of fully paid stock shall be entitled to a share certificate representing the shares owned by him.

         Section 6.02 Form of Certificate. Share certificates shall be in such form as may be required by law and prescribed by the Board of Directors. Every share certificate shall show the name of the registered holder, the number and class of shares and the series, if any, represented thereby, and the par value of each share or a statement that such shares are without par value. Every share certificate shall be signed by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the corporate seal, which may be a facsimile, either engraved or printed. Where a certificate is signed by a transfer agent or a registrar, the signature of any such corporate officer may be a facsimile, engraved or printed. If any officer whose signature appears on such certificate shall cease to be such officer of the Corporation for any reason, such certificate may nevertheless be adopted by the Corporation and be issued and delivered with the same effect as though the person had not ceased to be such officer of the Corporation.

         Section 6.03 Registered Stockholders. Each shareholder, at the time of the issuance of the share certificate to him, shall notify the Secretary of the Corporation in writing of the address to which such shareholder wishes notices relating to the business of the Corporation to be mailed to him. He shall thereafter notify the Secretary in writing of any changes in such address. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

         Section 6.04 Transfers of Stock. Shares of the capital stock of the Corporation shall be transferable on the books of the Corporation only upon delivery of the certificates representing the same duly endorsed by the person in whose name such shares are registered or by his duly authorized


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attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by attorney, the original letter of attorney, duly approved or an official copy thereof, duly certified, shall be deposited and remain with the Corporation. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Corporation in its discretion.

         Section 6.05 Lost and Destroyed Certificates. New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, including proof of loss or destruction and the giving of a satisfactory bond of indemnity as the Board of Directors or the transfer agent of the corporation from time to time may determine.

         Section 6.06 Record Date. Unless otherwise required by law, the Board of Directors may fix a time, not more than fifty days prior to the date of any meeting of the stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or entitled to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In any such case only such shareholders as shall be shareholders of record on the day fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise any such rights in respect to any such change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books are closed, no transfer of shares shall be made thereon. Unless such a record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, or vote at, a shareholders' meeting, transfers of shares which are transferred on the books of the Corporation within ten


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days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

                                   ARTICLE VII

                                    DIVIDENDS

         Section 7.01 Declaration of Dividends. Dividends upon shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its shares, subject to the provisions of the Articles of Incorporation.

         Section 7.02 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                    LIMITATION OF LIABILITY OF DIRECTORS AND
              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         Section 8.01 Limitation of Liability. A director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take action, unless the director has breached or failed to perform the duties of his or her office under Section 8363 of the Pennsylvania Directors' Liability Act, as from time to time amended, or any successor provision, and the breach or failure to form constitutes self-dealing, willful misconduct or recklessness. This provision shall not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for payment of taxes pursuant to local, state or federal law. This Section 8.01 shall be applicable to any action taken or any failure to take any action on or after January 27, 1987.

         Section 8.02 Indemnification of Directors and Officers.

         (a) The Corporation shall indemnify any director or officer, and may indemnify any other employee or agent, who was or is a party to,


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or is threatened to be made a party to or who is called as a witness in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         (b) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 8.02 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of shareholders or disinterested directors or pursuant to the direction, howsoever embodied, of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification of, and advancement of expenses to, directors and officers of the Corporation shall be made to the fullest extent permitted by law. To this end, the provisions of this Section
8.02 shall be deemed to have been amended for the benefit of directors and officers of the Corporation effective immediately upon any modification of this Business Corporation Law of the Commonwealth of Pennsylvania (the "BCL") or the Directors' Liability Act of the Commonwealth of Pennsylvania (the "DLA") which expands or enlarges the power obligation of corporations organized under the BCL or subject to the DLA to indemnify, or advance expenses to, directors and officers of corporations.

         (c) The Corporation shall pay expenses incurred by an officer or director, and may pay expenses incurred by any other employee or agent, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

         (d) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 8.02 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director,


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officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         (e) The Corporation shall have the authority to create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these By-laws or otherwise. This authority shall include, without limitation, the authority to (i) deposit funds in trust or in escrow, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest, mortgage or other lien on the assets of the Corporation; or (iv) establish a letter of credit, guaranty or surety arrangement for the benefit of such persons in connection with the anticipated indemnification or advancement of expenses contemplated by this Section 8.02. The provisions of this Section 8.02 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Paragraph (a) of this Section 8.02, but whom the Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the BCL or the DLA or otherwise. The authority granted by this Paragraph (e) shall be exercised by the Board of Directors of the Corporation.

         (f) The Corporation shall have the authority to enter into a separate indemnification agreement with any officer, director, employee or agent of the Corporation or any subsidiary providing for such indemnification of such person as the Board of Directors shall determine up to the fullest extent permitted by law.

         (g) As soon as practicable after receipt by any person specified in Paragraph (a) of this Section 8.02 of notice of the commencement of any action, suit or proceeding specified in Paragraph (a) of this Section 8.02, such person shall, if a claim with respect thereto may be made against the Corporation under
Section 8.02 of these By-laws, notify the Corporation in writing of the commencement or threat thereof; however, the omission so to notify the Corporation shall not relieve the Corporation from any liability under Section
8.02 of these By-laws unless the Corporation shall have been prejudiced thereby or from any other lability which it may have to such person other than under
Section 8.02 of these Bylaws. With respect to any such action as to which such person notifies the Corporation of the commencement or threat thereof, the Corporation may participate therein at its own expense and, except as otherwise provided below, to the extent that it desires, the Corporation jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel selected by the Corporation to the reasonable satisfaction of such person.


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After notice from the Corporation to such person of its election to assume the defense thereof, the Corporation shall not be liable to such person under
Section 8.02 of these By-laws for any legal or other expenses subsequently incurred by such person in connection with the defense thereof other than as otherwise provided below. Such person shall have the right to employ his own legal counsel in such action, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of such person unless: (i) the employment of legal counsel by such person shall have been authorized by the Corporation: (ii) such person shall have reasonably concluded that there may be a conflict of interest between the Corporation and such person in the conduct of the defense of such proceeding; or (iii) the Corporation shall not in fact have employed legal counsel to assume the defense of such action. The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which such person shall have reasonably concluded that there may be a conflict of interest. If indemnification under Section 8.02 of these By-laws or advancement of expenses are not paid or made by the Corporation, or on its behalf, within 90 days after a written claim for indemnification or a request for an advancement of expenses has been received by the Corporation, such person may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. The right to indemnification and advancements of expenses provided hereunder shall be enforceable by such person in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Corporation. Expenses reasonably incurred by such person in connection with successfully establishing the right to indemnification or advancement of expenses, in whole or in part, shall also be indemnified by the Corporation.

         (h) A contract shall exist between the Corporation and its officers and directors with respect to indemnification and advancement of expenses as provided by this Section 8.02 and as otherwise provided by applicable law.

         (i) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have

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the power to indemnify him against such liability under the provision of this
Section 8.02.

         Notwithstanding any other provisions of these By-laws, the approval of shareholders shall be required to amend, alter, change, repeal or adopt any provision as part of these By-laws which is inconsistent with the purpose or intent of this Section 8.02, and if any such action shall be taken, it shall become effective only on a prospective basis from and after the date of such shareholder approval.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 9.01 Annual Report. The Board of Directors shall cause to be prepared and furnished annually to the stockholders a written report of the financial condition of the Corporation.

         Section 9.02 Corporate Seal. The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation.

         Section 9.03 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

         Section 9.04 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 9.05 Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting.

         Section 9.06 Pennsylvania Business Corporation Law. Section 911.
Section 911 of the Pennsylvania Business Corporation Law shall not be applicable to the Corporation.


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                                    ARTICLE X

                                   AMENDMENTS

         Section 10.01 Amendments. These By-Laws may be altered, amended or repealed by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose or by a majority vote of the members of the Board of Directors at any regular or special meeting duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action by the directors.


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